Exhibit 99.3

New to The Street TV Commences Filming of Altitude International, Inc. for 6-Part TV Series

Press Release | 08/05/2021

New to The Street TV Commences Filming of Altitude International, Inc. for 6-Part TV Series

NEW YORK, Aug. 05, 2021 (GLOBE NEWSWIRE) – FMW Media’s New to the Street business TV show announces that it began filming Altitude International, Inc. (OTCQB: ALTD) for braodcastings throughout its national syndicated networks.

Jane King, the TV shows host, interviews Mr. Greg Breunich, CEO of Altitude International, Inc., talking together about the entities on-goings and growth throughout the 6-part televised series. Mr. Ben-Yohanan discusses the operational fundamentals of Company and its wholly owned subsidiaries.

“Mr. Breunich, CEO, states, “We look forward to sharing all of our new milestones with New to The Street across their unrivaled Business Television Platform, which includes FOX, Bloomberg, Fox Business Network, CNN, CNBC, and Newsmax, to name just a few of the outlets that will be broadcasting our content and interviews to hundreds of millions of viewers. We believe the coming months will be loaded with exciting ALTD business developments and it’s great to know that New to The Street will be maximizing our audience for each and every story, and helping us reach the ultimate goal of making our Altitude brand a household name.”

The 6-part series about Altitude International, Inc. and its subsidiaries will provide the televised audiences a comprehensive understanding of ALTD’s specialized and uniquely engineered products and services as it pertains to wellness and athletic training. The show will highlight the Company’s Trident Water subsidiary that manufactures a variety of atmospheric water generators, air-to-water machines, which pull and purify water from the atmosphere.

Vince Caruso, CEO FMW Media Corp. and the Creator / Producer of New to The Street TV, states, “I am excited to have Altitude International, Inc. on the show for a 6-part TV series. Their unique products and services, which cater to the wellness and athletic training industries, along with their impressive sales to a number of US Government entities, make ALTD a fantastic guest on the show.”

The Company’s first interview with Jane King and Mr. Greg Breunich, CEO, Altitude International, Inc. will be broadcast on the Fox Business Network, Tuesday, August 10, 2021 at 10:30 PM PT.

Future broadcastings of New to The Street’s interviews with Altitude International, Inc. to be broadcasted on Newsmax TV, Fox Business Network, Bloomberg and other syndicated outlets; show dates and time “To Be Announced” in the near future.

About Altitude International, Inc. (OTCQB: ALTD):

Altitude International, Inc. (OTCQB: ALTD) is a multi-discipline enterprise which blends income streams from performance-based education, sports, arts, science, and technology. Their go-to-market through packaged tuition-oriented services, chargeable support services, and actual product system sales provides products and services for individuals, corporations and governments. ALTD’s multi-discipline approach consists of wholly owned stand-alone academies, wellness, and manufacturing/assembly facilities. These operations generate reoccurring year-on-year revenue and represent best-in-class high-performance methodology/protocols for training, education, and therapy environments; hypoxic training chambers, air-to-water machines, sports training and educational institutions, and wellness education- https://altitude-international.com/

About FMW Media:

FMW Media operates one of the longest-running U.S and International sponsored and Syndicated Nielsen Rated programming T.V. brands “New to the Street,” and its blockchain show “Exploring The Block.” Since 2009, these brands run biographical interview segment shows across major U.S. Television networks. The TV platforms reach over 540 million homes both in the US and international markets. FMW recently added Newsmax to its broadcasting platform with its first show broadcasted Sunday, December 27th. The NEWSMAX New to The Street show is syndicated on Sundays at 10 AM EST. FMW is also one of the nation’s largest buyers of linear Television long and short form- https://www.newsmaxtc.com/Shows/New-to-the-Street https://www.newtothestreet.com/.

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results achieved. This press release should be considered in light of all filings of the Company contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

FMW Media Contact:

Bryan Johnson

+1 (631) 766-7462

Bryan@NewToTheStreet.com

And

“New to The Street” Business Development office

Support@NewToTheStreet.com 1-516-696-5900

A photo accompanying this announcement is available at

https://www.globenewswire.com/NewsRoom/AttachmentNg/f10f6fe6-227b-4dad-8509-1682ccffe3cd

New to The Street TV Commences Filming of Altitude International, Inc. for 6-Part TV Series

The Company’s first interview with Jane King and Mr. Greg Breunich, CEO, Altitude International, Inc., will be broadcasted on the Fix Business Network, Tuesday, August 10, 2021 at 10:30 PM PT. The 6- part series about Altitude International, Inc. and its subsidiaries will provide televised audiences a comprehensive understanding of ALTD’s specialized and uniquely engineered, products and services as it pertains to wellness and athletic training. The show will highlight the Company’s Trident Water subsidiary that manufactures a variety of atmospheric water generators, air-to-water machines, which pull and purify water from the atmosphere – https://altitude-international.com/ https://www.newsmaxtv.com/Shows/New-to-the-Street & https://www.newtothestreet.com/.

SOURCE: FMW Media Works Corp